Exhibit 10.5

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

THIS EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT (the “Agreement”) is entered into by and among the following parties effective as of January 1, 2008.

Party A: Recon Technology, Co., Limited, a foreign company incorporated under the Laws of Hong Kong with its registered address at 509 Bank of America Tower, 12 Harcourt Road, Central Hong Kong.

Party B: Chen Guangqiang, a PRC citizen with ID No. 132903196307299817

Address: Room 201, Unit 3, #31, Wan Zhuang Shi You Ji Di Cai You Si Chang, Guangyang District, Langfang City, Hebei Province, PRC.

Party C: Beijing BHD Petroleum Technology Co., Ltd., a limited liability company duly established and valid existing under the laws of the PRC, with its registered address at Westside of the Government Building of Dongxiaokozhen, Changping District, Beijing, PRC.

WHEREAS,

1.	Party B holds a 36.77% equity interest in Party C; and

2.	Party C and Recon Technology (Jining) Co., Ltd. (“Recon-JN”), a foreign invested company wholly owned by Party A, have entered into exclusive consulting, service, and other agreements.

NOW THEREFORE, intending to be bound hereby, the Parties hereto agree as follows:

1.	Transfer of Equity Interest

1.1	Grant of Purchase Right

Party B hereby irrevocably grants Party A the exclusive right to purchase or designate one or more persons (each a “Specified Person”) to purchase all or any portion of the Equity Interest from Party B subject to compliance with legal restrictions under applicable PRC laws (the “Purchase Right”). Party B shall not sell or transfer all or any portion of the Equity Interest to any party other than Party A and/or the Specified Person. Party C hereby agrees that Party B may grant the Purchase Right to Party A, and the other shareholders of Party C hereby waive any and all preemptive rights relating to the Equity Interest evidenced by the Announcement document attached hereto as the Appendix. The term “person” as used herein means an individual, corporation, joint enterprise, partnership, enterprise, trust or non-corporation organization.

1.2	Exercise of the Purchase Right

Compliance with PRC laws and regulations shall be a condition precedent to the exercise of the Purchase Right by Party A. When Party A intends to exercise the Purchase Right, it shall issue a written notice (the “Purchase Notice”) to Party B, and the Purchase Notice shall state the following: (a) Party A intends to exercise the Purchase Right; (b) the percentage of the Equity Interest to be purchased therewith; and (c) the effective date or transfer date. Party A may exercise the Purchase Right one or more times, in whole or in part.

1.3	Consideration of the Equity Interest

The Transfer Fee (“Transfer Fee”) payable by Party A shall be confirmed by both Party A and Party B through negotiation according to the evaluation of the Equity Interest by the relevant qualified institute, and it shall be the lowest price allowable by the PRC laws and regulations.

1.4	Transfer of the Equity Interest

Each time Party A exercises the Purchase Right in whole or in part:

1.4.1	Party B shall ensure that Party C timely convenes a shareholders’ meeting, at which the shareholders of Party C shall pass shareholders’ resolutions providing that Party B can transfer to Party A or the Specified Person the Equity Interest.

1.4.2	Party B shall enter into a Equity Transfer Contract in relation to the Equity Interest in accordance with this Agreement and Purchase Notice.

1.4.3	The Parties shall execute all other agreements or documents, obtain all government approvals and consents, and take all actions to legally transfer the ownership of the Equity Interest to Party A or the Specified Person and ensure that Party A or the Specified Person will be registered as the owner of the Equity Interest. The Equity Interest shall be free from any Security Interest or other encumbrance. For purposes of this Agreement, “Security Interest” shall include any guarantee, mortgage, third party rights or interest, purchase rights, preemption rights, offset rights and any other security arrangements, but shall exclude any security interest granted in accordance with this Agreement and the Equity Interest Pledge Agreement entered into by and between Party B and Recon-JN effective as of January 1, 2008 (“Equity Interest Pledge Agreement”). According to the Equity Interest Pledge Agreement, Party B shall pledge all the equity possessed by Party B in Party C to Recon-JN as a guarantee of the fees payable pursuant to the Exclusive Technical Consulting Service Agreement entered into by and between Party C and Recon-JN effective January 1, 2008 (“Exclusive Technical Consulting Service Agreement”).

1.5	Payment for the Equity Interest

1.5.1	Party A shall pay the Transfer Fee to Party B in accordance with the provision of Article 1.3.

2.	Covenants Relating to the Equity Interest

2.1	Covenants of Party C

2.1.1	Without the written consent of Party A or Recon-JN, Party C will not supplement, amend, or modify any provisions of the constitutional documents of Party C and will not increase or reduce its registered capital or change the equity holding structures in any other way.

2.1.2	Party C shall remain legally existing and in good standing and will prudently and efficiently operate its business and deal with corporate affairs in accordance with commercial standards and practice.

2.1.3	Without the prior written consent of Party A or Recon-JN, Party C shall not sell, transfer, mortgage or dispose of any assets, business or beneficial rights of Party C, or allow any creation of another security interest or other encumbrance upon its assets.

2.1.4	Without the prior written consent of Party A or Recon-JN, Party C shall not incur, inherit, or guarantee any debts except for (i) debt incured during the course of normal business operations (excluding business loans); and (ii) the debt that has been previously disclosed to Party A and to which Party A has provided prior written consent.

2.1.5	Party C shall operate its business normally to maintain the value of its assets, and shall not take any action which shall bring any materially adverse influence upon the business operation or the value of the assets.

2.1.6	Without the prior written consent of Party A or Recon-JN, Party C shall not enter into any material agreement except in the normal course of business. (For the purpose of this paragraph, an agreement covering an amount in excess of RMB100,000 will be considered a material agreement).

2.1.7	Without the prior written consent of Party A or Recon-JN, Party C shall not provide any loans or credit to any third party.

2.1.8	At Party A’s request, Party C shall provide Party A with any materials relating to the business operation and financial status of Party C.

2.1.9	Party C shall purchase insurance from an insurance company acceptable to Party A and shall maintain such insurance. The amount and kinds of such insurance shall be similar to insurance carried by other companies which operate similar businesses and possess similar assets.

2.1.10	Without the prior written consent of Party A or Recon-JN, Party C shall not merge with, combine with, make investment in, or purchase the equity or substantially all the assests of any other entity.

2.1.11	Within 24 hours after receiving notice or becoming aware thereof, Party C shall inform Party A of any actual or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest.

2.1.12	In order to keep the ownership of all assets, Party C shall execute all necessary or proper documents, take all necessary or proper actions, substitute all necessary or proper claims, and make all necessary or proper answers to all compensation claims.

2.1.13	Without the prior written consent of Party A, Party C shall not allot any dividend to any shareholder. However, Party C shall immediately allot all dividends to the shareholders upon the request of Party A.

2.2	Covenants of Party B

2.2.1	Without the prior written consent of Party A or Recon-JN, Party B shall not sell, transfer, mortgage or dispose of any rights or interest relating to the Equity Interest, or allow any creation of other security interests on the Equity Interest (excluding the Security Interest under this Agreement and the Equity Interest Pledge Agreement).

2.2.2	Party B shall use its best efforts to prevent the shareholders of Party C from approving resolutions relating to the sale, transfer, mortgage, or disposal of any rights or interests relating to the Equity Interest, or allowing any creation of any security interest or other encumbrance on the Equity Interest (excluding the Security Interest created pursuant to this Agreement and the Equity Interest Pledge Agreement).

2.2.3	Party B shall use its best efforts to prevent the other shareholders of Party C from approving resolutions relating to Party C’s merger with, combination with, purchase of, or investment in any other entity.

2.2.4	Party B shall inform Party A of any actual or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest.

2.2.5	Party B shall ensure that the other shareholders of Party C approve the transfer of the Equity Interest as set out in this Agreement.

2.2.6	In order to keep ownership of the Equity Interest, Party B shall cause Party C to execute all necessary or proper documents, take all necessary or proper actions, substitute all necessary or proper claims, and make all necessary or proper answer to all compensation claims.

2.2.7	At the request of Party A or Recon-JN from time to time, Party B shall immediately transfer to Party A or the Specified Person the Equity Interest unconditionally at any time.

2.2.8	Party B shall strictly comply with this Agreement and any other agreements which may be entered into by and among Party B, Party C and Party A collectively or separately, and shall perform its obligations under such agreements, and shall not take or fail to take any actions which actions or inactions will affect the validity and enforceability of such agreements.

3.	Representations and Warranties

3.1	Party B and Party C jointly and severally represent and undertake as follows:

3.1.1	Each such Party has the power to enter into and deliver this Agreement and the Equity Transfer Contract to be executed by Party B for the transfer of the Equity Interest and has the power and capacity to perform its obligations under this Agreement and the Equity Transfer Contract.

3.1.2	Neither the execution and delivery of this Agreement or any Equity Transfer Contract, nor the performance of the obligations under this Agreement or any Equity Transfer Contract will: (i) violate any PRC laws; (ii) conflict with the Articles of Association or other organizational documents of any party; (iii) breach any contract or document which such Party is a party to or which binds such Party; (iv) violate any required permit, approval or any valid qualification; or (v) result in the cessation, revocation or imposition of additional conditions on the required permit, approval or qualification.

3.1.3	Party C has full and transferable ownership of its assets and facilities. Besides the pledge and/or mortgage incurred by this Agreement and the pledge of Party B’s equity interest incurred by the Equity Interest Pledge Agreement, there is no other pledge and/or mortgage on such assets and facilities.

3.1.4	Party C has no outstanding debt except for (i) the legal debt, incurred during the normal course of business; and (ii) the debt that has been previously disclosed to Party A.

3.1.5	Party C complies with all applicable laws and regulations.

3.1.6	There is no actual, pending or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest, assets of Party C or other matters relating to Party C.

4.	Effectiveness and Term of this Agreement

4.1	This Agreement shall be executed and come into effect as of the date first set forth above. This Agreement shall expire on the date that is twenty-five (25) years following the date hereof unless earlier terminated as set forth in this Agreement or upon mutual agreement of the Parties hereto.

4.2	This Agreement may be unilaterally extended prior to termination for successive twenty-five (25) year terms upon written notice by Party A, provided such extension is permitted by law and subject to the approval of the registration administration for the extension of Party C’s business duration. The parties will cooperate to renew this Agreement upon such notice by Party A if such renewal is legally permitted at the time.

5.	Governing Law and Dispute Settlement

5.1	Governing Law

This Agreement shall be governed by and interpreted according to the laws of the PRC.

5.2	Dispute Settlement

With regard to any dispute in relation to the interpretation or implementation of this Agreement, the Parties shall negotiate in good faith to settle the dispute. If the dispute cannot be settled within thirty (30) days from the date any party issues written notice requesting settlement of a dispute through negotiation, each party has the right to submit the dispute to the China International Economic and Trade Arbitration Committee for arbitration according to the valid arbitration rules. The arbitration shall be held in Beijing. The arbitration award is final and binding on each party.

6.	Tax and Expenses

Each party shall bear its own tax, costs and expenses relating to preparing for and executing this Agreement and the Equity Transfer Contract and relating to completing the contemplated deal.

7.	Notice

Any notice or other communication under this Agreement shall be in Chinese and be sent to the address listed below or other address as may be designated from time to time by hand delivery or mail or facsimile. Any notice required or given hereunder shall be deemed to have been served: (a) on the same date if sent by hand delivery; (b) on the tenth date after posting if sent by air-mail, (c) on the fourth date if sent by the professional hand delivery which is acknowledged worldwide; and (d) the receipt date displayed on the transmission confirmation notice if sent by facsimile.

Party A: Recon Technology, Co., Limited

Address: 509 Bank of America Tower, 12 Harcourt Road, Central Hong Kong

Party B: Chen Guangqiang

Address: Room 201, Unit 3, #31, Wan Zhuang Shi You Ji Di Cai You Si Chang, Guangyang District, Langfang City, Hebei Province, PRC.

Party C: Beijing BHD Petroleum Technology Co., Ltd.

Address: Westside of the Government Building of Dongxiaokozhen, Changping District, Beijing, PRC.

8.	Confidentiality

8.1	The Parties acknowledge and confirm that any oral or written information relating to this Agreement communicated among the Parties shall be deemed as confidential information (“Confidential Information”). The Parties shall keep confidential such Confidential Information and shall not disclose such Confidential Information to any third party without the prior written consent of the other Parties. The following information shall be excluded from the definition of Confidential Information: (a) information that is or becomes publicly available, so long as it is not disclosed by the party receiving such Confidential Information; or (b) information that is disclosed as required by applicable laws or regulations. In addition, without ceasing to be Confidential Information, a Party may disclose Confidential Information to its attorney or financial advisor so long as such attorney or financial advisor needs access to such information in order to ensure compliance with this Article and agrees to keep such information confidential. The disclosure by the employee or agent of each Party shall be deemed disclosure by such Party itself, and the Party shall be liable therefor. The Parties agree that the provisions of this Article shall survive notwithstanding the termination of this Agreement.

9.	Further Assurance

9.1	The Parties agree that each will, without any hesitation, execute any necessary documents and take any necessary actions for the purpose of performing the objectives of this Agreement and will execute any documents and take any actions which are beneficial for purposes of this Agreement.

10.	Miscellaneous

10.1	Amendment and Supplementation

Any revision, amendment or supplementation of this Agreement shall be in writing and be executed by each Party.

10.2	Compliance with laws and regulations

The Parties shall comply with all applicable laws and regulations which have been formally issued and may be publicly acquired.

10.3	Entire Agreement

Unless it is otherwise revised, amended or supplemented after execution, this Agreement constitutes the entire agreement among the parties as to the subject matter of this Agreement, and supersedes any prior oral or written negotiations, statements or agreements among the parties relating thereto.

10.4	Headings

Headings in this Agreement are only set out for reading convenience, and shall not be used to interpret, explain or otherwise influence the meaning of the provisions of this Agreement.

10.5	Language

This Agreement is made in Chinese and English in one or more original or facsimile counterparts. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

10.6	Severability

If any of the terms of this Agreement is declared invalid, illegal or unenforceable in accordance with any applicable laws or regulations, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected, and the Parties hereto agree to, through good faith negotiation, make valid terms to replace such invalid, illegal or unenforceable terms, and the economic results from such valid terms shall be close to, as much as may be possible, the superseded invalid, illegal or unenforceable terms.

10.7	Successor

This Agreement shall be binding on the successor of each party or the transferee permitted by the other parties and shall be interpreted for its benefit.

10.8	Survival

10.8.1	Any duties incurred in relation to this Agreement before expiration or early termination of this Agreement shall continue to be effective after expiration or early termination of the Agreement.

10.8.2	The provisions of Articles 5, 7 and 10.8 shall survive nothwithstanding the termination of this Agreement.

10.9	Waiver

Each party may waive the terms and conditions under this Agreement in writing. Such waiver document shall be effective only if it is duly signed by the party granting such waiver. Any waiver relating to the breach of the other party in certain circumstances shall not be deemed as a waiver for a similar breach in other circumstances.

[The remainder of this page is intentionally left blank]

This page is the signing page of this Exclusive Equity Interest Purchase Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A: Recon Technology, Co., Limited

By:	/s/ Yin Shenping
Name:	Yin Shenping
Its:	Chief Executive Officer

Party B: Chen Guangqiang

/s/ Chen Guangqiang
Chen Guangqiang

Party C: Beijing BHD Petroleum Technology Co., Ltd.

By:	/s/ Yin Shenping
Name:	Yin Shenping
Its:	Chief Executive Officer

Appendix A

Announcement Letter

Beijing BHD Petroleum Technology Co., Ltd. is a limited liability company duly established and valid existing under the PRC laws, of which (i) I hold a 18.38% equity interest and (ii) the other shareholders, Chen Guangqiang, Yin Shenping, Li Donglin, Feng Zhengqiang, Hu Shubao and Zhang Fan, collectively hold the remaining 81.62% equity interest. I hereby irrevocably waive any pre-emptive right I may have upon the other 81.62% equity interest held by the other shareholders and will not encumber the transfer of the equity interest you proposed.

This Announcement Letter is effective as of January 1, 2008.

/s/ Li Hongqi
Li Hongqi

Announcement Letter

Beijing BHD Petroleum Technology Co., Ltd. is a limited liability company duly established and valid existing under the PRC laws, of which (i) I hold a 18.38% equity interest and (ii) the other shareholders, Li Hongqi, Chen Guangqiang, Li Donglin, Feng Zhengqiang, Hu Shubao and Zhang Fan, collectively hold the remaining 81.62% equity interest. I hereby irrevocably waive any pre-emptive right I may have upon the other 81.62% equity interest held by the other shareholders and will not encumber the transfer of the equity interest you proposed.

This Announcement Letter is effective as of January 1, 2008.

/s/ Yin Shenping
Yin Shenping

Announcement Letter

Beijing BHD Petroleum Technology Co., Ltd. is a limited liability company duly established and valid existing under the PRC laws, of which (i) I hold a 8.58% equity interest and (ii) the other shareholders, Li Hongqi, Chen Guangqiang, Yin Shenping, Feng Zhengqiang, Hu Shubao and Zhang Fan, collectively hold the remaining 91.42% equity interest. I hereby irrevocably waive any pre-emptive right I may have upon the other 91.42% equity interest held by the other shareholders and will not encumber the transfer of the equity interest you proposed.

This Announcement Letter is effective as of January 1, 2008.

/s/ Li Donglin
Li Donglin

Announcement Letter

Beijing BHD Petroleum Technology Co., Ltd. is a limited liability company duly established and valid existing under the PRC laws, of which (i) I hold a 4.9% equity interest and (ii) the other shareholders, Li Hongqi, Chen Guangqiang, Yin Shenping, Li Donglin, Hu Shubao and Zhang Fan, collectively hold the remaining 95.1% equity interest. I hereby irrevocably waive any pre-emptive right I may have upon the other 95.1% equity interest held by the other shareholders and will not encumber the transfer of the equity interest you proposed.

This Announcement Letter is effective as of January 1, 2008.

/s/ Feng Zhengqiang
Feng Zhengqiang

Announcement Letter

Beijing BHD Petroleum Technology Co., Ltd. is a limited liability company duly established and valid existing under the PRC laws, of which (i) I hold a 4.41% equity interest and (ii) the other shareholders, Li Hongqi, Chen Guangqiang, Yin Shenping, Li Donglin, Feng Zhengqiang and Zhang Fan, collectively hold the remaining 95.59% equity interest. I hereby irrevocably waive any pre-emptive right I may have upon the other 95.59% equity interest held by the other shareholders and will not encumber the transfer of the equity interest you proposed.

This Announcement Letter is effective as of January 1, 2008.

/s/ Hu Shubao
Hu Shubao

Announcement Letter

Beijing BHD Petroleum Technology Co., Ltd. is a limited liability company duly established and valid existing under the PRC laws, of which (i) I hold a 8.58% equity interest and (ii) the other shareholders, Li Hongqi, Chen Guangqiang, Yin Shenping, Li Donglin, Feng Zhengqiang and Hu Shubao, collectively hold the remaining 91.42% equity interest. I hereby irrevocably waive any pre-emptive right I may have upon the other 91.42% equity interest held by the other shareholders and will not encumber the transfer of the equity interest you proposed.

This Announcement Letter is effective as of January 1, 2008.

/s/ Zhang Fan
Zhang Fan

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